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                                                                    EXHIBIT 99.1

                          CONSENT OF DIRECTOR DESIGNEE

                                                                  April 11, 1997

  The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to the references to him as a future director of Advantage Learning Systems, Inc., in the Prospectus included in this Registration Statement.

                                                  /s/ John H. Grunewald
                                          Signed: _____________________________
                                                      John H. Grunewald